                                                                     EXHIBIT 5.3

                         [LETTERHEAD OF BRYAN CAVE LLP]

                                December 18, 2001

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017

         Re: Public Offering pursuant to Registration Statements on Form S-3; Filing Nos. 333-74104, 333-74104-01 and
              333-74104-02 and 333-55304, 333-55304-01, and 333-55304-02

Ladies and Gentlemen:

          We have acted as special counsel for Reinsurance Group of America, Incorporated (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) up to $258,750,000 of the Company's Trust Preferred Income Equity Redeemable Securities Units (the "PIERS Units"), the components of which are (A) a 5.75% Cumulative Trust Preferred Security (the "Preferred Security") of RGA Capital Trust I (the "Trust") and (B) a warrant (the "Warrant") to purchase 1.2508 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) up to $266,752,650 aggregate principal value of the Company's 5.75% Junior Subordinated Deferrable Interest Debentures (the "Junior Debentures") and (iii) the related guarantee of the Preferred Securities by the Company (the "Guarantee"). The PIERS Units are proposed to be sold on the terms and conditions to be set forth in an underwriting agreement, dated as of December 12, 2001, by and among the Company, Lehman Brothers Inc. and Banc of America Securities LLC (the "Underwriting Agreement") and the related Unit Agreement, Warrant Agreement, Amended and Restated Trust Agreement, First Supplemental Junior Subordinated Indenture, Guarantee Agreement, Calculation Agency Agreement and Remarketing Agreement (collectively, together with the Underwriting Agreement, the "Transaction Documents"), each of which is being filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Current Report on Form 8-K to which this opinion is also an exhibit. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Underwriting Agreement.

          In connection herewith, we have reviewed and are familiar with the Registration Statements on Form S-3, as amended (File Nos. 333-74104, 333-74104-01 and 333-74104-02), which also constitute Post-Effective Amendment No. 2 to the Registration Statements on Form S-3, as amended (File Nos. 333-55304, 333-55304-01 and 333-55304-02)
(collectively, the "Registration Statement"), filed by the Company and RGA Capital Trust I and RGA Capital Trust II, with the Commission under the Act, which Registration Statement became effective on December 3, 2001, and with the forms of the related Prospectus and Preliminary Prospectus Supplement, dated December 3, 2001 and December 12, 2001, respectively, which the Company filed with the Commission under the Act on December 14, 2001 pursuant to Rule 424(b)(5). The Registration Statements as they became effective are herein called the "Registration Statement" and the related Prospectus and Prospectus Supplement are herein called the "Prospectus." We have also reviewed the Transaction Documents and the Indenture. We are familiar with the corporate proceedings taken by the Company to authorize the issuance and sale of the PIERS Units by the Company to the Underwriters pursuant to the Underwriting Agreement. We have examined and relied without independent investigation as to matters of fact upon such certificates of public officials and such statements and certificates of officers of the Company, including the representations and warranties to be made pursuant to the Underwriting Agreement, and originals or copies certified to our satisfaction of the Registration Statement, the Second Restated Articles of Incorporation and By-Laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary and appropriate in order to enable us to render the opinions expressed below. In rendering the opinions, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified photostatted copies, or drafts of documents to be executed, and the due authorization, execution and delivery of all agreements.

          Based upon the foregoing, in reliance thereon, and subject to the exceptions, qualifications and limitation stated herein and the effectiveness of the Registration Statements under the Act, we are of the opinion that:

          1. Upon due execution, authentication, issuance, delivery and payment therefor in accordance with the Transaction Documents approved by the Board, the PIERS Units will be duly authorized, validly issued, fully paid and non-assessable.

          2. Upon execution, authentication, issuance, delivery and payment therefor of the Warrants, the Junior Debentures and the Guarantee in accordance with the Transaction Documents approved by the Board, the Warrants, the Junior Debentures and the Guarantee will constitute legally binding obligations of the Company, in accordance with their terms.

          The opinions described above may be subject to the effects of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws, and other similar laws relating to or affecting the rights and remedies of creditors generally. The opinions may also be subject to the effects of general principles of equity, whether applied by a court of law or equity, including, but not limited to, principles (i) governing the availability of specific performance, injunctive relief or other equitable remedies, (ii) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement, (iii) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement, (iv) requiring reasonableness in the performance and enforcement of an agreement by the party seeking its enforcement, (v) requiring consideration of the materiality of a breach or the consequences of the breach to the party seeking its enforcement, (vi) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement and (vii) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract. Such opinions may also be subject to the effects of generally applicable rules of law that (i) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, and (ii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorney's fees and other costs. Such opinions are also be subject to the qualification that the enforceability of any indemnification or contribution provisions set forth in any documents or agreements referred to herein may be limited by federal or state securities laws or by public policy.

          This opinion is not rendered with respect to any laws other than the laws of the State of New York and the federal laws of the United States.

          We hereby consent to being named in the Registration Statements, and in the Prospectus and related Prospectus Supplement that constitutes a part thereof, as the attorneys who will pass upon the validity of the PIERS Units, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Bryan Cave LLP